Exhibit 10.1

4 November 2005

Mr. John Kirkham

1, Cenacle Close

London

NW3 7UE

Dear John,

Further to meetings with Simon McDougle, Human Resources, and myself on 9 August 2005 to discuss proposed changes to your terms and conditions of employment, I confirm the following:

1.	Remuneration

Base salary is £166,000 per annum, payable in twelve equal installments.

2.	Variable Compensation

In addition to your base salary you may earn a yearly performance bonus of £104,000, payable quarterly, depending on your performance.

3.	Executive Benefits

In addition to the benefits as per your current contract of employment you will be provided with the following additional benefits (as per letter dated 4 April 2005 from John Shackleton):

•	Perquisite allowance of £2,785 ($5,000) per annum;

•	Annual Medical

4.	Notice Period

The period of notice to which you are entitled from the Company is three months. You will be required to give the Company three months written notice of termination. The Company reserves the right to terminate your employment by payment in-lieu of notice. Any payment in lieu of notice will cover base pay and a pro-rated amount of variable pay based on average earnings over the previous twelve months. All health benefits will either continue during the notice period or be paid in-lieu.

5.	Severance

If your employment is terminated for any other reason that “just cause” you will receive the following severance package in addition to any provisions covered by the notice period:

a)	six months base pay as compensation for loss of office

b)	six months variable pay (based on average earnings over the previous twelve months)

c)	six months continuation of health benefits or payment in-lieu of such benefits

d)	Statutory redundancy pay

6.	Stock Option Acceleration and severance payments on “change of control”

If your employment is terminated by the Company upon the giving of written notice of such termination to you at any time within the 6 month period following a Change of Control, as defined below (other than for Just Cause, Disability or Death), then you shall be entitled to the following:

i.	such payments on account of severance as provided for under Section 5 of this letter; and

ii.	notwithstanding anything to the contrary in the Contract of Employment, all options granted by the Company to you shall, following the giving of any notice by the Company under this Section 5, be deemed to vest immediately and shall be exercisable by you for a period of 90 days following the giving of such notice by the Company hereunder.

“Change of Control” means either of the following events:-

•	the sale of all or substantially all of the assets of OTC; or

i.	any transaction whereby any person, together with Affiliates and Associates of such person, or any group of persons acting in concert (collectively, “Acquiror” or “Acquirors”), acquires beneficial ownership of more than 50% of the issued common shares of OTC on a fully diluted basis, or any transaction as a result of which beneficial ownership of common shares constituting more than 50% in the aggregate of the issued common shares of OTC on a fully diluted basis cease to be held by persons who are shareholders of OTC as at the date hereof or by Affiliates or Associates of such present shareholders;

“Just cause” shall mean:-

i.	the failure by you to perform your duties according to the terms of your employment or in a manner satisfactory to the Chief Executive Officer (other than those (A): that follow a demotion in his position or duties; or (B) resulting from your Disability) after the Company has given you reasonable notice of such failure and a reasonable opportunity to correct it;

ii.	the engaging by you in any illegal conduct or any act that is materially injurious to the Company, monetarily or otherwise, but not including, following a Change of Control, the expression of opinions contrary to those directors of the Corporation who are not Incumbent Directors or those of the Acquirors;

iii.	the engaging by you in any act of dishonesty resulting or intended to result directly or indirectly in personal gain to you at the Company’s expense, including the failure by you to honour your fiduciary duties to the Company and your duty to act in the best interests of the Company;

iv.	The failure of you to abide by the policies and procedures and codes of conduct of OTC and the company

All other terms and conditions of your employment contract dated 24 October 2003 remain unchanged.

Please read the above changes carefully, if you have further questions or queries please contact the undersigned as soon as possible.

To signify your acceptance of the changes please sign and date the duplicate copy of this letter and return to the undersigned.

Kind regards

/S/ JOHN SHACKLETON
John Shackleton Chief Executive Officer

On behalf of Open Text UK Limited

I hereby accept the above changes in my terms and conditions as per this letter

/S/ JOHN KIRKHAM	November 4, 2005
(Executive)	(Date)